UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2021

FREYR Battery

(Exact name of registrant as specified in its charter)

Luxembourg	001-40581	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412F, route d’Esch, L-2086 Luxembourg

Grand Duchy of Luxembourg

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 00 352 46 61 11 3721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, with no nominal value	FREY	The New York Stock Exchange

Warrants, each whole warrant exercisable to purchase one Ordinary Share at an exercise price of $11.50 per share	FREY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 9, 2021 FREYR AS and Alussa Energy Acquisition Corp. (“Alussa”) issued a joint press release announcing the completion of their previously announced business combination and the trading of FREYR Battery’s, the combined company’s, ordinary shares and warrants on the New York Stock Exchange under the ticker symbols “FREY” and “FREYR WS”, respectively, on July 8, 2021. Related to the transaction close, Alussa received elections to redeem approximately 18.4 million of its outstanding shares. After redemptions and prior to payment of transaction expenses, FREYR Battery is expected to receive approximately $704 million in gross proceeds from the business combination. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 9, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREYR BATTERY

	By:	/s/ Steffen Føreid
		Name:	Steffen Føreid
		Title:	Chief Financial Officer

Dated: July 9, 2021